UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2007

MetroCorp Bancshares Inc.
(Exact name of registrant as specified in its charter)

TX	000-25141	76-0579161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Bellaire Boulevard, Suite 252 Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 776-3876

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 6, 2007, the board of directors of MetroCorp Bancshares, Inc. (the "Company"), upon recommendation of the Company's Nominating Committee, voted to appoint Robert W. Hsueh as a Class I director to fill a vacancy existing on the Company's board of directors, effective June 12, 2007. As a new appointee, Mr. Hsueh will be slated to stand for re-election at the Company's 2008 Annual Meeting of Shareholders. As of the date of this filing, Mr. Hsueh has not been appointed to a committee of the Company's board of directors, nor has it been determined when, if at all, any such appointment would be made. Mr. Hsueh will receive fees consistent with those fees received by the existing directors for service as a director of the Company. A copy of the Company's press release announcing Mr. Hsueh's appointment is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

         99.1           Press Release issued by the Company dated June 12, 2007.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MetroCorp Bancshares Inc. (Registrant)
June 13, 2007 (Date)	/s/ GEORGE M. LEE George M. Lee Chief Executive Officer, Executive Vice Chairman

Exhibit Index
99.1	Press release dated June 12, 2007